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                                                                     Exhibit 4.2



THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE `SECURITIES ACT'), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE `BLUE SKY' OR SIMILAR SECURITIES LAWS.

DATED AS OF NOVEMBER 8, 2000

                            TERREMARK WORLDWIDE, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

NO. W-_____

         FOR VALUE RECEIVED, Terremark Worldwide, Inc., a Delaware corporation (the "Company"), hereby certifies that __________________, or its registered assigns (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company, ________ fully paid and non-assessable shares of Common Stock for an aggregate price of $ ________ or $2.76 per share (the "Exercise Price").

         The term "Common Stock" means the Common Stock, par value $.001 per share, of the Company. The number of shares of Common Stock to be received upon the exercise of this Warrant and the Exercise Price may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as "Warrant Stock." The term "Other Securities" means any other equity or debt securities that may be issued by the Company in addition thereto or in substitution for the Warrant Stock. The term "Company" means and includes the corporation named above as well as (i) any immediate or more remote successor corporation resulting from the merger or consolidation of such corporation (or any immediate or more remote successor corporation of such corporation) with another corporation, or (ii) any corporation to which such corporation (or any immediate or more remote successor corporation of such corporation) has transferred its property or assets as an entirety or substantially as an entirety.

         The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein. The Company will act, or in the event it designates a Warrant Agent, the Warrant Agent will act on behalf of the Company, in connection with the issuance, registration, transfer, exchange and redemption of the Warrants, the exercise of the Warrants, and the rights of the holders thereof.


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         1. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time, or from time to time during the period commencing on the date hereof and expiring 5:00 p.m. Eastern Time on November 8, 2008 (the "Expiration Date"), by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its Warrant Agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check or wire transfer, each payable to the order of the Company) of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or his or her duly authorized attorney. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office, or by the Warrant Agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

         2. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the fair market value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant. For purposes of this Warrant, the fair market value of a share of Common Stock shall mean:

                  (i) if the shares of Common Stock are listed or admitted for trading on a national securities exchange, the last reported sales price regular way, or, in the case no such reported sale takes place on such day or days, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the shares of the Common Stock are listed or admitted for trading, or (ii) if the shares of Common Stock are not listed or admitted for trading on a national securities exchange (A) the last transaction price for the Common Stock on The Nasdaq Stock Market ("Nasdaq") or, in the case no such reported transaction takes place on such day or days, the average of the reported closing bid and asked prices thereof quoted on Nasdaq, or (B) if the shares of Common Stock are not quoted on Nasdaq, the average of the closing bid and asked prices of the Common Stock as quoted on the Over-The-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "Bulletin Board"), or (C) if the shares of Common Stock are not quoted on Nasdaq or on the Bulletin Board, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market, as reported by The National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, or (iii) if on any such trading day or days the shares of Common Stock are not quoted by any such organization, the fair market value of the shares of Common Stock on such day or days, as determined in good faith by the Board of Directors of the Company.





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         3.  RESERVATION OF SHARES; PAYMENT OF TAXES; ETC.

         (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants and payment of the Exercise Price shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue hereof (other than those which the Company shall promptly pay or discharge).

         (b) The Company will use commercially reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws with respect to the exercise of the Warrants; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or qualify as a foreign corporation in any jurisdiction. With respect to any such securities laws, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Holder in any state in which such exercise would be unlawful.

         (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance, or delivery of any shares upon exercise of the Warrants; PROVIDED, HOWEVER, that if the shares of Common Stock are to be delivered in a name other than the name of the Holder representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Company or the Warrant Agent the amount of transfer taxes or charges incident thereof, if any.

         4.  EXCHANGE AND REGISTRATION OF TRANSFER.

         (a) This Warrant may be exchanged for other Warrants representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrants to be exchanged shall be surrendered to the Company, or the Warrant Agent, as the case may be, at its corporate office, and upon satisfaction of the terms and provisions hereof, the Company shall execute, and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrants which the Holder making the exchange shall be entitled to receive.

         (b) The Company, or the Warrant Agent, as the case may be, shall keep at its office books in which it shall register Warrants and the transfer thereof in accordance with its regular practice.

         (c) The Company may require payment by such Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         (d) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent, if one shall be serving, may deem and treat the Holder as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or



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writing thereon made by anyone other than a duly authorized officer of the
Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

         5. LOSS OR MUTILATION. Upon receipt by the Company and the Warrant Agent, if one shall be serving, of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent, if one shall be serving, shall (in the absence of notice to the Company and/or Warrant Agent that the Warrant has been acquired by a bona fide purchaser) countersign and deliver to the Holder in lieu thereof a new Warrant of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant shall comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

         6. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES OF COMMON STOCK OR WARRANTS. The type and number of securities of the Company issuable upon exercise of this Warrant and the Exercise Price are subject to adjustment as set forth below:

         (a) The Exercise Price and the number and type of securities and/or other property issuable upon exercise of this Warrant shall be appropriately and proportionately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number or character of outstanding shares of the Common Stock.

         (b) In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a "Reorganization"), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization shall receive, in lieu of the Common Stock issuable upon exercise of the Warrants prior to the date of such Reorganization, the stock and other securities and property (including cash) to which such holder would have been entitled upon the date of such Reorganization if such holder had exercised this Warrant immediately prior thereto.

         (c) In case of any adjustment in the Exercise Price or number and type of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by an officer of the Company, setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based.

         7.  REGISTRATION RIGHTS AND LISTING.

         (a) The Company shall use its commercially reasonable efforts to cause to be effective a registration statement on or prior to December 31, 2001 under the Securities Act, to permit the resale of the Warrant Stock by a holder thereof. The Company shall use its commercially reasonable efforts to cause such registration statement to remain effective until the



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earlier to occur of (i) the expiration of the time period referred to in Rule
144(k) under the Securities Act with respect to all beneficial holders of the Warrant Stock other than affiliates of the Company and (ii) such time as all the restricted Warrant Stock covered by any registration statement have been sold or are otherwise freely tradable without registration under the Securities Act.

         (b) In connection with the foregoing, the Company will:

                  (i) Prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective.

                  (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the holder of such securities shall desire to sell the same.

                  (iii) Furnish to holder such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as holder may reasonably request in order to facilitate the sale of the Warrant Stock owned by holder.

                  (iv) Use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as the holder shall reasonably request, and do such reasonable acts and things as may be required in such jurisdiction; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or qualify as a foreign corporation in any jurisdiction.

                  (v) Furnish at the request of holder, on the date that such Warrant Stock is delivered to the underwriters for sale pursuant to an underwritten registration or, if such Warrant Stock is not being sold through underwriters, on the date that the registration statement with respect to such Warrant Stock becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and if the Warrant Stock is not being sold through underwriters, then to the holder, stating that such registration statement has become effective under the Securities Act and that (a) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (b) the registration statement, the related prospectus and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements contained therein),
(c) such counsel has no reason to believe that either the registration statement or the prospectus, or any amendment or supplement thereof, contains any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, (d) the descriptions in



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the registration statement or the prospectus, or any amendment or supplement thereto, of all legal matters and contracts and other legal documents or instruments are accurate and fairly present the information required to be shown, and (e) such counsel does not know of any legal or governmental proceedings, pending or contemplated, required to be described in the registration statement or prospectus, or any amendment or supplement thereto, which are not described as required, nor of any contracts or documents or instruments or a character required to be described in the registration statement or prospectus, or any amendment or supplement thereto, or to be filed as exhibits to the registration statement which are not described and filed or incorporated by reference as required. Such opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as holder may reasonably request.

         (c) All of the expenses incurred in complying with the foregoing, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws or any jurisdictions shall be paid by the Company.

         (d) The Company shall also use its commercially reasonable efforts to cause such Warrant Stock to be listed on the American Stock Exchange or such other principal national securities exchange on which the shares of Common Stock are then listed or if the shares are not so listed, on The Nasdaq Stock Market, if the shares are then listed on such market.

         8. WARRANT HOLDERS NOT DEEMED STOCKHOLDERS. No holder of Warrants, shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

         9. RIGHTS OF ACTION. All rights of action with respect to this Warrant are vested in the respective Holder of the Warrants, and the Holder, without consent of the Warrant Agent or the holder of any other Warrant, may, on his or her own behalf and for his or her own benefit, enforce against the Company his right to exercise his or her Warrants for the purchase of shares of Common Stock in the manner provided in this Warrant.

         10. CONCERNING THE WARRANT AGENT. The Company reserves the right to designate a Warrant Agent. If so designated, the Warrant Agent will act hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrants or by any other act



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hereunder be deemed to make any representations as to the validity, value or authorization of the Warrants or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

         The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay the Company all moneys received by the Warrant Agent upon the exercise of such Warrants. The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such complete reports of registered ownership of the Warrants and such complete records of transactions with respect to the Warrants and the shares of Common Stock as the Company may request. The Warrant Agent shall also make available to the Company and the Holder for inspection by their agents or employees, from time to time as either of them may request, such original books of accounts and records (including original Warrants surrendered to the Warrant Agent upon exercise of Warrants) as may be maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Warrant Agent's office during normal business hours.

         The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrants to make or cause to be made any adjustment of the Exercise Price provided in this Warrant, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Warrant, or (iii) be liable for any act or omission in connection with this Warrant except for its own negligence or willful misconduct.

         The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

         Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, President, any Vice President, Secretary, or Assistant Secretary of the Company, (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement instruction, request, direction, order or demand believed by it to be genuine.

         The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), after giving 30 days prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Holder at the Company's expense. Upon



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such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company may choose to perform the duties of the Warrant Agent itself or can appoint a new warrant agent. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Holder.

         Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Warrant without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Holder.

         The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         11. MODIFICATION OF AGREEMENT. The Company may from time to time supplement or amend this Warrant in order to cure any ambiguity or to correct any provision herein which may be erroneous, defective or inconsistent; provided, however, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Exercise Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Holder, other than such changes as are specifically prescribed by this Warrant as originally executed.

         12. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Holder, at the address of such holder as shown on the registry books maintained by the Company or the Warrant Agent, if one shall be serving; if to the Company, at 2601 S. Bayshore Drive, Miami, Florida, 33133,
Attention: Brian Goodkind, Executive Vice President and Chief Operating Officer; and if to the Warrant Agent, if one shall be serving, at its corporate office.

         13. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Florida, without reference to principles of conflict of laws.




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         14. BINDING EFFECT. This Warrant shall be binding upon and inure to the benefit of the Company, the Holder and the Warrant Agent (and their respective successors and assigns) and the holders from time to time of Warrants. Nothing in this Warrant is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

         15. TERMINATION. This Warrant shall terminate on the earlier to occur of (i) the close of business on the Expiration Date; or (ii) the date upon which the Warrant has been exercised in full.

         16. TRANSFER TO COMPLY WITH THE SECURITIES ACT. Notwithstanding any other provision contained herein, this Warrant and any Warrant Stock or Other Securities may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (a) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Stock or Other Securities may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 6 with respect to any resale or other disposition of such securities; or (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

         17. LEGEND. Unless the shares of Warrant Stock or Other Securities have been registered under the Securities Act, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Stock or Other Securities, all certificates representing such securities shall bear on the face thereof substantially the following legend:

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE `SECURITIES ACT'), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE `BLUE SKY' OR SIMILAR SECURITIES LAWS."

         IN WITNESS HEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

                                         TERREMARK WORLDWIDE, INC.

                                         By:
                                            ------------------------------------
                                               Name:
                                               Title:



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                              WARRANT EXERCISE FORM

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ____ shares of Common Stock of TERREMARK WORLDWIDE, INC., a Delaware corporation, and hereby makes payment of $____________ in payment therefor.



                                           -------------------------------------
                                           Signature


                                           -------------------------------------
                                           Signature, if jointly held


                                           -------------------------------------
                                           Date


                       INSTRUCTIONS FOR ISSUANCE OF STOCK

(if other than to the registered holder of the within Warrant)


Name
     ---------------------------------------------------------------------------
                  (Please typewrite or print in block letters)


Address
        ------------------------------------------------------------------------


--------------------------------------------------------------------------------


Social Security or
Taxpayer Identification Number
                               -------------------------------------------------




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                                 ASSIGNMENT FORM

FOR VALUE RECEIVED,
                    ------------------------------------------------------------

hereby sells, assigns and transfers unto

Name
     ---------------------------------------------------------------------------
                  (Please typewrite or print in block letters)

the right to purchase Common Stock of TERREMARK WORLDWIDE, INC., a Delaware corporation, represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint __________________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.



DATED:  ____________, _____.





                                           -------------------------------------
                                           Signature



                                           -------------------------------------
                                           Signature, if jointly held









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